EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Global ePoint, Inc. (the “Company”) on Form S-3 of our report dated March 11, 2003 on our audit of the consolidated financial statements of the Company as of December 31, 2002, and for the year then ended, which report is included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2003. We also consent to the use of our name as it appears under the caption “Experts.”

/s/ MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

City of Industry, California

September 1, 2004